UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2012
Date of Report (Date of earliest event reported)

DOUBLE CROWN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2312 N. GREEN VALLEY PARKWAY SUITE 1026 HENDERSON, NEVADA	89014
(Address of principal executive offices)	(Zip Code)

707-961-6016
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on November 1, 2012, the Board of Directors of Double Crown Resources, Inc., a Nevada corporation (the "Company"), accepted the consent of Keith A. Tubandt as a member of the Board of Directors.  Therefore, as of the date of this Current Report, the Board of Directors consists of Jerry Drew, Glenn Soler, Marc Duncan, Allen Lopez and Keith Tubandt.

Mr. Tubandt has over thirty years involvement in projects for locating, mining, testing and delivering critical fracturing (frac) sand for oilfield service operations. Mr. Tubandt joins the Company at this time to advance and expand its move into the new business venture of servicing the oil/gas drilling industry. This new venture has been underway since the beginning of 2012 and is meeting positive initial results. Mr. Tubandt will help to develop the Company's frac sand customer base via his established business contacts as well as oversee specific operations including the following: (i) drilling new frac sand deposits for proving reserves; (ii) testing frac sand samples against API specifications for customers; (iii) performing preliminary design of new frac sand plants with capacities of 1-2 million tons per year of final products; and (iv) searching for new frac sand suppliers for oil service companies.

Keith A. Tubandt. During the past thirty years, Mr. Tubandt has been involved in the oil and gas industry. From approximately 2010 to 2012, Mr. Tubandt provided consulting services related to the design and building of a $45,000,000 frac sand transload facility in Texas, which currently receives 100-car unit trains to be unloaded into storage silos.

From approximately 2008 through 2010, Mr. Tubandt was the managing  partner of DeKat Consulting. He also provided consulting services to Guardian Industries to aid in the improvement of raw materials (sand, limestone and dolomite) for their glass plants. Mr. Tubandt also consulted for several other industrial mineral companies for improvement to their mineral processes. He also provided consulting services to Canadian Silica Inc. to improve the dry process design by streamlining the process and eliminating the bottlenecks in order to meet the required design capacity. His consulting services at Canadian Silica Inc. further involved a start-up of a 150 tph wet sand plant in northern Alberta, which had been stagnant for eight years due to lack of market and problems with the plant operation and design. Mr. Tubandt was successful in enabling the plant to meet its design of 150 tph on a continuous basis by designing and implementing a computer control system for plant operation and developing a quality control program and training personnel to meet API specifications. Lastly, during this period, Mr. Tubandt completed the design, business plan and solicitation of contracts to build a $50,000,000 sand processing plan in the western part of the United States. The sand is to be used for the manufacture of solar glass panels.

During approximately 2006 through 2007, Mr. Tubandt provided consulting services to Pattison Sand Company where he was responsible for completing the design, construction, start-up and training of personnel for a $45,000,000 frac sand plant in Iowa. This also included implementation of a preventative maintenance program and modification of the design after start-up to allow for the production of glass sand. The plant was designed to produce five different frac sand products for use in the oil gas well stimulation companies. During this time, Mr. Tubandt also provided consulting services to Harwest Industrial Minerals Corporation where he was responsible for the design, construction and start-up of a $32,000,000 frac sand plan in Nebraska. The plant was designed to produce 16/30 and 20/40 frac sand for the oil/gas well stimulation companies.

During approximately 1996 through 2005, Mr. Tubandt was the general manager of DeKat Consulting where his duties included moving to Venezuela for three years to manage and rebuild a glass sand mine. The production rate of the glass sand mine was improved by 400% and quality was further improved by installation of a new granumetric sizing section and installation of a preventative maintenance plan for the operation. During this time, Mr. Tubandt also provided consulting services for a major world float glass producer which required travel to India, Thailand, Spain, Mexico, Brazil, Russia, Israel, Jordan and several other countries to evaluate the raw material suppliers for the glass plants owned by the float glass producer. While in these countries, he also provided consulting services relating to the design, building and start-up of complete or partial mining operations for silica sand, dolomite and limestone.

During approximately 1986 through 1995, Mr. Tubandt was the technical manager of a urethane applications company where his duties included working with mining operations in the United States to improve plant maintenance by the correct installation of polyurethane to improve the life of each piece of equipment in the plants thereby reducing overall maintenance costs of each of the plants and increasing production rates.

During approximately 1977 through 1979, Mr. Tubandt was a metallurgist/plant superintendent in a phosphate mine where his duties included working in the metallurgy department to improve plant recoveries of the phosphate in the flotation part of the mine. He was promoted to plant superintendent in a 50,000 ton per day processing plant where his duties included the supervision of seventy people, scheduling of preventative maintenance in the plant, maintaining a consistent product quality and improvements to the production rate of the mining operation.

During approximately 1974 through 1976, Mr. Thbandt was a process engineer in a titanium mine where his duties included the building of a pilot plant to determine the correct piece of equipment to be installed to increase recovery of the plant by 15% and a process engineer in an iron pyrite mine where his duties included the testing and evaluation of the process of concentrating iron ore, copper ore and zinc ore and conducting studies for the improvement in processing copper into pure copper ingots and the quality of iron ore processed into iron ore pellets.

Mr. Tubandt earned a BS Degree in chemical engineering in 1974 from the South Dakota School of Mines and Technology.

The Company issued an aggregate of 3,000,000 shares of its restricted common stock to Mr. Tubandt as consideration for his services on the Board of Directors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE CROWN RESOURCES, INC.

DATE: November 6, 2012	By:	/s/ Jerry Drew
	Name:	Jerry Drew
	Title:	President/Chief Executive Officer